Exhibit 99.1

Enhance Skin Products Announces New Board Addition, Expands Product Line, and Retains Far East Sales Manager

Enhance Skin Products Inc. (EHSK, OTC:BB) is pleased to make the following announcements:

Board addition: Dr. Samuel Asculai, President and CEO of Enhance Skin Products Inc. announced today, that Mr. Donald Nicholson has joined The Board of Directors.

Mr. Nicholson has over 22 years of experience in the healthcare industry. He is currently a founding shareholder, Chief Financial Officer, and Company Secretary of Mercuriali Ltd and Stravencon Ltd two development stage UK private healthcare companies. Mr. Nicholson was Chief Financial Officer of SkyePharma Plc a UK specialty pharmaceutical company listed on the London market and on the US Nasdaq market from February 1996 until November 2006. He was also a Director of SkyePharma Plc from March 1997 until November 2006. Mr. Nicholson held a number of positions with Wellcome plc and Corange Ltd, the holding company of Boehringer Mannheim and DePuy, where he was corporate strategy and finance director. Mr. Nicholson has extensive experience in product and company acquisitions and disposals, in and out-licensing arrangements, sale/royalty agreements and financial strategy and funding structures. His industry experience includes Pharmaceuticals, Biochemicals, Orthopaedics, Diagnostics and Drug Delivery including Dermatology. He is a member of the Institute of Chartered Accountants of Scotland and obtained a B. Com (Hons) degree from the University of Edinburgh in 1980.

In accepting the position, Mr. Nicholson said “I am delighted to be joining the Board of Enhance Skin Products Inc. I have a great belief in the products and vision and very much look forward to working with the Board and management to implement its strategy.”

Dr Samuel Asculai, CEO of Enhance Skin Products Inc., stated “Mr. Nicholson’s familiarity with our products, his broad background, financial strengths and international experience will be an enormous asset to the Company in implementing its growth,  market penetration and expansion strategy."

Product Additions: Enhance Skin Products Inc., announced today that it has developed four (4) new product additions to its Visible Youth™ line of professional skin care products targeting the skin’s continuing need for sodium hyaluronate. The Visible Youth system of professional skin care products now includes: the original Visible Youth Revitalizing Skin Formula™ and Revitalizing Eye Zone Gel™, with the addition of the new Healing Complex™ Plus 3% Lidocaine, Healing Complex™, Revitalizing Moisturizer™ and Revitalizing Cleanser™.

Visible Youth Healing Complex™ Plus 3% Lidocaine is for physician use only and is applied by the clinician immediately after a skin resurfacing procedure. Lidocaine helps relieve pain and discomfort, while decreasing irritation. When the Healing Complex formulation is used in combination with the system of Visible Youth skin care products, moisture is retained even longer to enhance healing, while helping to extend the time between skin resurfacing procedures.

Visible Youth Healing Complex™ delivers a restorative formula to treated skin following skin resurfacing procedures, such as fractional laser, laser, chemical peel, IPL and microdermabrasion treatments. Developed for use at home, the Healing Complex contains the purest and most effective HA molecular fraction available. Acting as a humectant, it combines with powerful bioactive ceramic micro-particles to help accelerate wound re-epithelialization. The Healing Complex also provides anti-microbial and anti-inflammatory protection, while actively reducing erythema.

Visible Youth Revitalizing Moisturizer™ delivers hydrating nutrition to the skin on the face and neck and provides the purest and most effective HA molecular fraction plus other healthy emollients to aid in refreshing and smoothing the skin. When used with Visible Youth Revitalizing Skin Formula, moisture is retained even longer for healthier, more radiant looking skin.

Visible Youth Revitalizing Cleanser™ is a non-soap, non-alkaline cleanser designed to maintain the skin’s proper pH and not perturb the skin’s protective acid mantle.

These new products are targeted for release in the second quarter of 2009 along with the original Visible Youth Revitalizing Skin Formula™ and Revitalizing Eye Zone Gel™ with new updated packaging and graphics.

Far East Sales Management:  Enhance Skin Products Inc., announced today that it has retained the services of Pan Asia Medical Marketing Services Pte Ltd. to establish, train, and manage the Visible Youth distribution team in the Asia Pacific Region.  Pan Asia was established in 2003 and is based in Singapore.

Cautionary Statement Regarding Forward-Looking Information: Except for statements of historical fact relating to the CorporationEnhance, certain information contained herein constitutes forward-looking statements.

Forward-looking statements are frequently characterized by words such as "potential," "estimate," "plan," "expect," "project," "intend," "believe," "anticipate" and other similar words, or statements that certain events or conditions "may" or "will" occur. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements. The Corporation,Enhance, undertakes no obligation to update forward-looking statements if circumstances or management's estimates or opinions should change. The reader is cautioned not to place undue reliance on forward-looking statements.